Exhibit 10.15

                       Business Outsourcing Basic Contract

Translated From Japanese

Global Hotline contracts with 3S Networks in respect of a business outsourcing contract, in the following provisions:

1.   Business Outsourcing

     Global Hotline outsources the following business activities to 3S Networks:

     (a)  Sales Assistance support

     (b)  Promotion Assistance

     (c)  Other activities associated with a and b

     Where the specific details of an assignment need to be made clear Global Hotline will specify the detail.

2.   Individual Contract

     (a) The contract details outlined in this Business Outsourcing Basic Contract apply to any individual contracts entered into between the parties

(b) The individual contracts entered into between the parties will specify the exact nature of the assignment and the conditions

(c) If the basic agreement and individual agreement differ, the individual agreement shall take precedence.

3.   Consideration

     The individual contract shall specify the payment condition for each assignment.

4.   Plan and Report

(a)  3S Networks will work according to the plan put forward by Global Hotline

(b) 3S Networks will train, manage and control their staff based on the direction given to them by Global Hotline for the assignment

(c) 3S Networks will update Global Hotline on all details of the assignment including progress made, when requested by Global Hotline

5.   3S Networks responsibility

     (a) The person in charge at the work place for 3S Networks will manage the employees of 3S

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          Networks and ensure they follow correct work patterns for assignment.

     (b) Global Hotline may request a means of communicating directly with the person in charge at the work place

6.   Work Flow at operation level

     (a) 3S Networks will ensure that if the work is carried out at a place other than 3S Networks own office, then the workplace will be managed to maintain all rules as required, and that they will train staff in procedures as required

     (b) 3S Networks agree to maintain proper procedures with respect to employment of workers including upholding employment laws, and that 3S Networks has full responsibility for its workers in regard to these matters.

7.   Loan goods

     (a) Global Hotline may lend goods (equipment) to 3S Networks for the purpose of carrying out work. 3S agrees that it shall not use these goods for any other purpose outside of this contract.

     (b) Title of loan goods does not pass to 3S Networks at any time (c) 3S Networks is responsible if goods are damaged or lost

     (d) 3S Networks agree in writing not to allow third parties to use goods or allow goods to be on display

8.   Third parties

     If 3S Networks further outsource this contract to a third party they must take full responsibility for the actions of that party.

9.   NDA

10.  Responsibility

     3S Network take responsibility for completion of assignments under this contract and agree that damages may arise out of non-performance of any provision of this contract.

11.  Damages

     Damages may arise out of this basic contract or individual contracts. Global Hotline has the right to claim such damages from 3S Networks.

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12.  Cancellation Provisions

     (a) Global Hotline may, after having warned 3S Networks of a breach, terminate the contract in the following cases:

          (1) If any provision of this contract or individual contract is breached

          (2) If without good reason, it is clear that the objective under the term of this contract can not be reached.

     (b) 3S Networks may, after having warned Global Hotline of a breach, terminate the contract in the following cases:

          (1)  If the government demands them to cease operations

          (2)  If payment is not made timely

          (3) If they receive a legal restraint to operate this work from a third party

          (4)  If they become bankrupt

          (5)  If they cease operations due to lack of capital

          (6) If there is some other reason related to inability to carry on their normal business that appears to lead them to closing their business

13.  Term of Contract

     The term of this contract is for 2004/11/01 to 2005/11/1. With the agreement of Global Hotline, the length of the contract may be extended.

14.  Right to transfer

     The rights conferred under this contract may not be transferred to third parties, neither used as collateral in any dealings with third parties.

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